Exhibit 99.1

For Immediate Release
Contact:
March 5, 2012

BIONEUTRAL GROUP PARTNERS WITH DLA PIPER AND SENATOR TOM DASCHLE

MORRISTOWN, NJ: March 5, 2012: BioNeutral Group (OTC: BONU) announced that it has entered into an agreement with DLA Piper, a leading global law firm, for DLA Piper to assist BioNeutral Group by providing strategic advice and assisting the company in securing government and military contracts. Ygiene has been classified as a ready to use sporicidal sterilant by the United States Environmental Protection Agency and rapidly kills all living microorganisms.

"DLA Piper is enthused about the new partnership with BioNeutral and its scientific technology," stated former Senate Majority Leader Tom Daschle, a Senior Policy Advisor at DLA Piper and member of its global board. "I am optimistic about the important policy contributions that Ygiene can bring to the fields of biodefense and health care. I look forward to working with BioNeutral to help Ygiene achieve its full potential."

About Senator Daschle: Senator Daschle was elected to four terms in the House of Representatives beginning in 1978, and went on to serve three terms as US Senator from South Dakota. During his career in the Senate, Daschle led the Democratic Caucus for 10 years as both Majority and Minority Leader. Before serving nearly three decades in Congress, Senator Daschle served in the United States Air Force as an intelligence officer with the Strategic Air Command. He worked as a senior aide to then Senator James Abourezk of South Dakota before running for the House of Representatives in 1978. While a Senator, he had leadership roles on a number of Senate committees, including Agriculture, Nutrition and Forestry, Finance, Veterans Affairs, Indian Affairs and Ethics.

Dr. Andy Kielbania, ICEO and Chief Scientific Officer for BioNeutral, stated: “This collaboration with Senator Tom Daschle and DLA Piper along with Barnabas Health (recently announced) are key relationships for our company. They facilitate access to important opinion leaders, third party confirmation of product performance, well defined clinical applications and sales. Our present and expanded line of cold sterilant formulations are well positioned to help protect the government, our military and the healthcare sector. "

About BioNeutral Group, Inc.
Headquartered in Morristown, New Jersey with lab facilities at the New Jersey Institute of Technology in Newark, Inc., is a specialty technology-based life-science company which has developed a technology platform that neutralizes harmful environmental contaminants, toxins and dangerous micro-organisms including bacteria, viruses, mold, fungi and spores. BioNeutral's products, Ygiene® and Ogiene®, kill germs and clean surfaces with a dramatic increase in speed and power over their rivals in the marketplace. BioNeutral's proprietary platform technology has been proven effective in surface, water and airborne applications. Its antimicrobial line of products under the Ygiene® brand have been approved by the EPA for sale in the United States and has previously been approved for sale in Germany and it is also permitted to be sold in the UK, France and Sweden. Auto Neutral is a registered trademark of BioNeutral Group, Inc. For more information on BioNeutral, including a listing of company products, leadership and background please visit www.bioneutral.com.

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Forward-Looking Statements: This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those described in the Company's filings with the Securities and Exchange Commission. BioNeutral routinely tests its formulations against those of its competitors. The results are published to let shareholders know how the Company's technology compares with known formulations in the market place. Any product claim for antimicrobial activity requires approval from the EPA or FDA, depending upon where and how the formulations are used. The EPA has approved and registered the Company's data and findings specific to Ygiene-206. BioNeutral's antimicrobial formulations will be marketed under the brand name Ygiene® and are available for sale in the United States.

Contact:
INVESTOR RELATIONS:
Jeff Ramson
ProActive Capital Resources Group, LLC
JRamson@proactivecrg.com
646-863-6341

FOR THE COMPANY:
Andrew Kielbania, Interim CEO
BioNeutral Group, Inc.
Andy@bioneutralgroup.com
973-285-3373